Exhibit 99.3

CVSL Announces Pricing of Public Offering of $20,000,000 of Securities

Dallas, Feb. 26, 2015 /PRNewswire/ -- CVSL Inc. [NYSE MKT: CVSL] (“CVSL” or the “Company”) today announced the pricing of an underwritten public offering of 6,667,000 shares of common stock and warrants to purchase up to an aggregate of 6,667,000 shares of its common stock at a combined offering price of $3.00. The warrants will have a per share exercise price of $3.75, are exercisable immediately and will expire five years from the date of issuance. The gross proceeds to CVSL from this offering are expected to be approximately $20,000,000 before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company has granted the representative of the underwriters a 45-day option to purchase up to an aggregate of 1,000,050 additional shares of its common stock and/or 1,000,050 additional warrants to cover over-allotments, if any. The Company intends to use the net proceeds from this offering for the acquisition of other businesses that it believes are synergistic with its current businesses, including up to $5,515,731 to acquire Kleeneze Limited, and for general working capital purposes, including ongoing operations, expansion of the business and further research and development. The offering is expected to close on or about March 4, 2015, subject to customary closing conditions.

Aegis Capital Corp. is acting as sole book-running manager for the offering.

Feltl and Company is acting as lead co-manager.

This offering is being made pursuant to a shelf registration statement that the Company previously filed with the Securities and Exchange Commission (the “SEC”) and which became effective on January 15, 2015. A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC, and a final prospectus supplement and accompanying base prospectus will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and, when available, electronic copies of the final prospectus supplement and accompanying prospectus relating to this offering may be obtained from the SEC’s website at www.sec.gov or from Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the Company’s securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Further information regarding the offering is contained in the Company’s Current Report on Form 8-K to be filed with the SEC and which may be accessed at www.sec.gov.

About CVSL Inc.

CVSL is a growing group of micro-enterprise companies that connect social media networks into an ever-expanding virtual “community” of social commerce. CVSL companies currently include The Longaberger Company, a 42-year old maker of hand-crafted baskets and other home décor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Project Home, a direct seller of Tomboy Tools, a line of tools designed for women as well as home security systems; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line sold under the Ageless brand, operating in 40 countries; Paperly, which offers a line of custom stationery and other personalized products; My Secret Kitchen, a U.K.-based seller of gourmet food products; and Uppercase Living, which offers an extensive line of customizable vinyl expressions for display on walls in the home. CVSL and Kleeneze Limited, an entity which offers a variety of household goods in the United Kingdom and Ireland, have recently signed a definitive purchase agreement, which is subject to customary closing conditions.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of CVSL’s business strategy, including with respect to CVSL’s acquisition of synergistic businesses and CVSL’s ability to successfully integrate any acquired business and continue to grow its business. CVSL’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors including its ability to successfully integrate acquired companies, its ability to consummate pending acquisitions and its ability to generate revenue. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company’s filings with the Securities and Exchange Commission.

CVSL Contact: Russell Mack (rmack@cvsl.us.com)